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                            MASTER SERVICES AGREEMENT

          THIS SERVICES AGREEMENT is made and entered into as of the 1st day of October, 1992, by and between ACCOUNT PORTFOLIOS, L.P., a Georgia limited partnership ("Client") and HBR CAPITAL, LTD., a Georgia corporation ("HBR").

                              W I T N E S S E T H :


          WHEREAS, HBR is a corporation which provides management and investment services; and

          WHEREAS, Client desires that HBR provide certain management and investment services on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                    ARTICLE 1

                                      TERM

          This Agreement shall commence as of the date hereof and shall continue for a period of one (1) year (hereinafter, sometimes referred to as the "Initial Term"). Thereafter, this Agreement shall renew for successive one (1) year periods unless at least sixty (60) days prior to the end of the Initial Term or any renewal thereof (as the case may be) notice of termination shall be given by either party to the other. As used herein, the "Term" of this Agreement means the Initial Term and all renewals thereof.

                                    ARTICLE 2

                                    SERVICES

          HBR shall render, or shall cause to be rendered, to Client all of the management and investment services described on Exhibit A attached hereto and made a part hereof


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(as said Exhibit A may, from time to time, be amended in a writing executed by both HBR and Client).


                                    ARTICLE 3

                                  COMPENSATION

          3.1 Fees. Client shall pay to HBR a fee equal to Seventy Five Thousand Dollars ($75,000.00) per month for the first six months and Fifty Thousand Dollars ($50,000.00) per month thereafter as compensation for the management and investment services provided by HBR pursuant to this Agreement.

          3.2 Invoices. HBR shall invoice the Client monthly for all amounts payable hereunder, and such invoice shall be payable in thirty (30) days. The balance of any payment to be made by Client to HBR pursuant to this Agreement not paid when due, shall bear interest at an annual rate equal to the Prime Rate, as adjusted, and shall be payable upon demand. As used herein, "Prime Rate" means the prime rate per annum as announced from time to time in the Wall Street Journal under "Money Rates," in effect on the first day of a calendar quarter, and adjusted to such rate in effect on the first day of each subsequent calendar quarter.

                                    ARTICLE 4

                     CLIENT'S REPRESENTATIONS AND WARRANTIES

          As an inducement to HBR to enter into this Agreement, Client hereby makes the following representations and warranties to HBR (which representations and warranties shall survive the execution of this Agreement and shall continue at all times during the Term hereof):

          4.1 Organization. Client is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated, and is qualified as a foreign limited partnership in all jurisdictions in which the character of its activities makes qualification necessary.

          4.2 Binding Obligation and Authority. This Agreement has been duly executed and constitutes the valid obligation of Client enforceable in accordance with


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its terms. The execution and delivery of this Agreement, and the consummation of the transactions provided for in this Agreement, by Client will not conflict with, or result in a breach of, any relevant law or regulations or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. The execution, delivery and performance of this Agreement and the performance of its duties hereunder will not conflict with the Articles of Limited Partnership or Partnership Agreement of Client.

          4.3 Liability of Client. Notwithstanding any other provision herein, Client shall be responsible for its own liabilities, debts and contracts, and HBR does not assume and shall not be responsible for any such debt, liability, contract or other obligation of Client. Client does hereby agree to indemnify HBR and hold it harmless from any claim, liability, expense or cost of defense of any kind or nature whatsoever (other than those solely resulting from HBR's gross negligence, willful misconduct or failure to exercise good faith) arising from or out of this Agreement, or the operations of the Client.

                                    ARTICLE 5

                      HBR'S REPRESENTATIONS AND WARRANTIES

          HBR represents and warrants to Client (which representations and warranties shall survive the execution of this Agreement shall continue at all times during the Term hereof) as follows:

          5.1 Organization. HBR is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

          5.2 Valid and Binding Agreement. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of HBR, enforceable in accordance with its terms subject, however, to creditors' rights in general and the exercise of judicial discretion.

          5.3 Binding Obligations. The execution and delivery of this Agreement, and the consummation of the transactions provided for in this Agreement, by HBR will not conflict with, or result in a breach of, any relevant law or regulations or violate any order, writ, injunction or decree of any court, administrative agency or governmental body to which HBR is subject.


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          5.4 Authority. The execution, delivery and performance of this
Agreement and the performance of its duties hereunder shall not conflict with the Articles of Incorporation or By-laws of HBR.

                                    ARTICLE 6

                                 INDEMNIFICATION

          6.1 Indemnification by Client. Client shall indemnify, defend and hold harmless HBR and its officers, directors, shareholders, employees and agents against any and all liabilities, claims, damages, actions, causes of action, losses, costs and expenses (collectively, the "Claims") it, they, or any of them may incur which arise out of or due to a breach of any representation, warranty or undertaking of Client contained herein or any other action or failure to act of Client. Any such Claims of HBR, or sums which HBR shall be required to pay in this respect, shall be immediately paid by Client to HBR. The obligations of Client set forth in this Section 6.1 shall include the payment of any and all interest, penalties and reasonable attorneys' fees incurred by HBR in connection with the defense or satisfaction of any Claims. HBR shall promptly advise Client of the assertion of any claim which might give rise to a Claim against Client; HBR shall have the right to defend such Claims with counsel of its choice at Client's sole cost; provided, that HBR shall consult with Client during the course of such defense; provided further, however, that in the event HBR shall not exercise its right to defend such Claims, such defense shall be undertaken by Client at its sole expense. This indemnification shall not apply to any Claim arising out of or due to the gross negligence or willful misconduct of HBR.

          6.2 Indemnification by HBR. HBR shall indemnify, defend and hold harmless Client and its officers, directors, shareholders, employees and agents against any and all liabilities, claims, damages, actions, causes of action, losses, costs and expenses (collectively, the "Claims") it, they, or any of them may incur which arise out of or due to a breach of any representation, warranty or undertaking of HBR contained herein or any other action or failure to act of HBR. Any such Claims of Client, or sums which Client shall be required to pay in this respect, shall be immediately paid by HBR to Client. The obligations of HBR set forth in this Section 6.2 shall include the payment of any and all interest, penalties and reasonable attorneys' fees incurred by Client in connection with the defense or satisfaction of any Claims. Client shall promptly advise HBR of the assertion of any claim which might give rise to a Claim against HBR; Client shall have the right to defend such Claims with counsel of its choice at HBR's sole cost; provided, that Client shall consult with HBR during the course of such defense; provided further, however, that in the event Client shall not exercise its right to defend such Claims, such defense shall be undertaken by HBR at


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its sole expense. This indemnification shall not apply to any Claim arising out of or due to the gross negligence or willful misconduct of Client.


                                    ARTICLE 7

                             RELATIONSHIP OF PARTIES

          Any implication in this Agreement to the contrary notwithstanding, in performing its services hereunder, HBR shall act solely as an independent contractor. Nothing in this Agreement shall be construed to establish a partnership, joint venture or agency between HBR and Client. No provision contained herein shall be construed as authorizing or empowering either party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf, or in the name, of the other party in any manner, or to make any representation, warranty or commitment on behalf of the other party, except as shall be provided for herein. In no event shall either party be liable for
(i) any loss incurred by the other party in the course of its operations, or
(ii) any debts, obligations or liabilities of the other party, whether due or to become due. All activities of HBR hereunder shall be conducted in its own name (except where Client's consent or participation is reasonably required, in which event Client shall, as the case may be, consent or participate).

                                    ARTICLE 8

                                DEFAULT; REMEDIES

          In the event either party shall breach any term or condition of this Agreement and shall fail to cure such breach within fifteen (15) days from the date of written notice from the non-breaching party specifying such breach, the non-breaching party may terminate this Agreement and the breaching party shall, in the event of any such termination, pay to non-breaching party any fees or other payments due to the non-breaching party as of the date of termination, and the non-breaching party may pursue any remedy available to it at law or equity.


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                                    ARTICLE 9

                                   TERMINATION

          Subject to Article 8 hereof, this Agreement may be terminated prior to the expiration of the Term set forth in Article 1 hereof only by mutual written agreement of the parties.

                                   ARTICLE 10

                                BOOKS AND RECORDS

          HBR shall keep, in a form reasonably acceptable to Client, books of account and records of its activities, collections and expenditures pursuant to this Agreement. Said books of account and records of HBR shall be available for inspection by any officer of Client upon reasonable request and with reasonable advance notice.

                                   ARTICLE 11

                                  NONDISCLOSURE

          HBR, in the course of its activities pursuant to this Agreement, will have access to, and will have disclosed to it, trade secrets, proprietary information and other confidential information concerning, inter alia, customer lists and business affairs of Client. These constitute valuable business assets of Client, any of which, if used, applied or disclosed, even in part, will cause substantial and irreparable damage to Client's business and asset value. Accordingly, HBR shall not, during the term of this Agreement, use, apply or disclose any of these trade secrets or proprietary information without Client's prior written consent. Moreover, HBR shall not, during the term of this Agreement and for a period of one (1) year thereafter, use, apply or disclose any other confidential information without Client's prior written consent. If HBR shall not comply with these restrictions, Client shall, in addition to any other rights and remedies it may have, be entitled to enjoin and restrain HBR from violating or continuing to violate them. Also, in the event this Agreement shall be terminated, HBR agrees that, if requested by Client, HBR shall acknowledge that it has received the disclosures and is under the obligations referred to in this Article 11.


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                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

          12.1 Interpretation. This Agreement shall be subject to, and interpreted in accordance with, the laws of the State of Georgia.

          12.2 Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          12.3 Headings. Any title or heading is inserted only for convenience, and is in no way to be construed as a part of this Agreement or as a limitation on the scope of the particular provision to which they refer.

          12.4 Entire Agreement. This Agreement shall constitute the entire agreement between the parties, and no variance or modification thereof shall be valid and enforceable unless in writing and signed by the parties hereto.

          12.5 Notices. All notices to be given pursuant to this Agreement shall be in writing and shall be deemed to have been fully given when deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, and addressed as follows:

          If to HBR at:
                             HBR Capital, Ltd.
                             Two Ravinia Drive
                             Suite 1750
                             Atlanta, Georgia 30346

          If to Client at:
                             Account Portfolios, L.P.
                             Two Ravinia Drive
                             Suite 1750
                             Atlanta, Georgia 30346

or any other address as may be given at any time, and from time to time, by HBR, to Client, or to HBR by Client, in accordance with this Section 12.5.


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          12.6 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the respective parties (unless cancelled pursuant to the terms of this Agreement).


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          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement all as of the date first above written.


                                     HBR CAPITAL, LTD.


                                     By:     /s/ Frank J. Hanna, III
                                        -----------------------------
                                     Title:   C.E.O.
                                           --------------------------



                                     ACCOUNT PORTFOLIOS, L.P.


                                     BY: AP Management, Inc.,
                                         General Partner


                                     By:     /s/ David G. Hanna
                                        -----------------------------
                                     Title:   President
                                           --------------------------


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                                    EXHIBIT A

HBR shall perform the following services to Client:

1)    It will advise Client on the purchase of new portfolios;

2)    It will manage and provide oversight for Client operations;

3)    It will perform the accounting and financial functions for Client;

4)    It will examine new opportunities for Client; and

5)    It will ensure the Client performs regulatory compliance.


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